Exhibit 23(a).
                                                                  -------------




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-51653, No. 33-54689, No. 33-59099, No. 333-34175, No.
333-92757, No. 333-30306 and No. 333-83707) of Thomas Industries Inc. of our report dated February 7, 2001, with respect to the consolidated financial statements and schedule of Thomas Industries Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                  /s/ Ernst & Young LLP


Louisville, Kentucky
March 26, 2001